                                                                     EXHIBIT 4.2
                                                                  CONFORMED COPY

                                 AMENDMENT NO. 1
                                       TO
                       AMENDED AND RESTATED LOAN AGREEMENT
                       -----------------------------------

                  THIS AMENDMENT NO. 1 (this "AMENDMENT") is made as of December 18, 1996 by and among DAYTON SUPERIOR CORPORATION, an Ohio corporation ("BORROWER"), and BANK ONE, DAYTON, N.A. and BANK OF AMERICA ILLINOIS, in their individual capacity as Banks and as Bank Agent and Collateral Agent, respectively, under the following circumstances:

         A. Borrower and Banks entered into an Amended and Restated Loan Agreement dated as of June 17, 1996 (the "LOAN AGREEMENT").

         B. Borrower and Banks now desire to amend the Loan Agreement in certain respects.

                  NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                  SECTION 1. CAPITALIZED TERMS. Capitalized terms used and not otherwise defined herein are used with the meaning set forth in the Loan Agreement.

                  SECTION 2. AMENDMENT TO DEFINITION OF "PERMITTED LIENS" IN
SECTION 1.1. The definition of "Permitted Liens" in Section 1.1 of the Loan Agreement hereby is amended by (i) removing the word "and" at the end of paragraph (g) of such definition, (ii) replacing the period at the end of paragraph (h) with "; and" and (iii) adding a new paragraph (i) to such definition as follows:

                           "(i) Liens which constitute a lessor's interest under
                  a Capitalized Lease with respect to equipment purchased by Borrower for an aggregate purchase price not to exceed Two Hundred Fifty Thousand Dollars ($250,000) and leased by Borrower under Capital Leases to Spec Formliners, Inc., a California corporation."

                  SECTION 3. AMENDMENT TO SECTION 6.4 OF THE LOAN AGREEMENT. The second sentence of Section 6.4 of the Loan Agreement hereby is amended in its entirety to read as follows:

                  "Notwithstanding the foregoing, Borrower shall be entitled to guarantee: (i) mortgage loans for employees (not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate) on a short-term basis, which are necessary in order to relocate Borrower's employees, and (ii) obligations of Spec Formliners,

Inc., a California corporation, under leases of real property which do not extend for a term of more than six years and do not provide for rental payments in excess of Ten Thousand Dollars ($10,000) per month in the aggregate."

                  SECTION 4. CONSENT AND WAIVER UNDER SECTIONS 6.8 AND 6.9 OF THE LOAN AGREEMENT. Notwithstanding the provisions of Section 6.8 and 6.9 of the Loan Agreement, the Banks hereby: (i) consent to the investment by Borrower of up to a maximum of One Hundred Fifty Thousand Dollars ($150,000) in the capital stock of, and/or promissory notes issued by, Spec Formliners, Inc., a California corporation, and (ii) waive any requirement that Spec Formliners, Inc. join in the execution of the Loan Documents or grant to the Banks any security interest in any of its assets.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES. In order to induce Banks to enter into this Amendment, Borrower hereby represents and warrants that it is in full compliance with all of its duties and obligations under the Loan Agreement, as amended hereby.

                  SECTION 6.  FURTHER AGREEMENTS.

         6.1. The execution and delivery of this Amendment is not intended to discharge any obligation of the Borrower due to the Banks under the Loan Agreement.

         6.2. There is no novation by the execution and delivery of this Amendment.

         6.3. All the terms and conditions contained in the Loan Agreement and all documents executed in accordance therewith, except as expressly modified herein, shall continue unchanged and remain in full force and effect.

         6.4. This Amendment shall become effective when it has been executed by the Banks and Borrower.

         6.5. This Amendment shall be considered an integral part of the Loan Agreement, and all references to the Loan Agreement in the Loan Agreement itself or in any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to refer to the Loan Agreement as amended by this Amendment.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

                                             DAYTON SUPERIOR CORPORATION

                                             By /s/ RICHARD L. BRASWELL
                                                Name: Richard L. Braswell
                                                Title: Vice President Finance

                                          BANK ONE, DAYTON, N.A.,
                                          individually and as Bank Agent

                                          By /s/ PAUL A. HARRIS
                                              Name: Paul A. Harris
                                              Title: Vice President & Dept. Mgr.

                                          BANK OF AMERICA ILLINOIS,
                                          individually and as Collateral
                                          Agent

                                          By /s/ JOHN E. MANKUS
                                             Name: John E. Mankus
                                             Title: Vice President

                                       -3-